Exhibit 99.2

Q2 2015 Investor Presentation August 7, 2015

Safe Harbor Statement This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "will," "target," "seeks," "forecast" and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance. In addition, statements in this presentation regarding our intention to repurchase shares of our common stock from time to time under the share repurchase program, the intended use of any repurchased shares and the source of funding are forward-looking statements subject to uncertainties. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the market price of our common stock prevailing from time to time; the nature of other investment opportunities presented to us from time to time; our cash flows from operations, available cash and ability to borrow or use credit; variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; our ability to retain customers or the loss of one or more major customers, including our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance or revenue may not be achieved; the risk that we will not receive a contract award for any current or future procurement or reprocurement, or that either or both may be delayed or cancelled, or the potential failure to prevail in legal proceedings, including any contract award protest; the risk of negative or reduced growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; the risk that CMS may not support the RAC program or that the terms may be adverse to us; the risk that CMS may cancel future reprocurements or may change the RAC program and reduce future fees or the scope, and may require repayment of certain prior fees; customer dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our customers of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage, interruption or breach; restrictions on our ability to bid on/perform certain work due to other work we currently perform; the risks and uncertainties attendant to litigation, or the success of litigation, which is not guaranteed; the cost of litigation; our ability to successfully integrate any acquisitions and the risk that such acquisitions will not result in the anticipated benefits; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; unanticipated changes in our effective tax rates; the risk of security breaches of our technology systems and networks; the risk that our efforts to protect intellectual property rights, confidential and proprietary information, or confidential or proprietary information of others in our possession, will not be adequate; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; negative results of government or customer reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations, and/or the risk of debarment or disqualification from doing business with a federal or state government or related agency; general economic conditions; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. A further description of these and other risks, uncertainties and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is available at www.hms.com under the "Investor Relations" tab and at www.sec.gov. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this presentation and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. HMSY Q2 2015 Investor Presentation / August 7, 2015

Presentation Outline HMSY Q2 2015 Investor Presentation / August 7, 2015 Pages 2Q 2015 Financial Results • Highlights • Income Statement • Market and Product Revenue 1-3 Medicaid Enrollment Growth 4 State Government Business • 2Q Sales • 2015 Reprocurement Update 5-6 Commercial Business Growth 7 2015 Financial Projections 8 Share Repurchase Program 9

» Adjusted EPS of $0.13 per diluted share1 » Revenue, excluding Medicare RAC, of $113.0 million was 7.3% higher than the prior year 2Q / YTD growth of 10.8% Commercial revenue was up 11.0% YOY; 14.1% higher than the prior quarter; and 13.8% YTD State government revenue was up 3.8% YOY; 4.3% lower than the prior quarter; and up 9.2% YTD Medicare RAC revenue was $3.9 million for the quarter, compared to $2.3 million in the prior quarter » Payment Integrity revenue, excluding Medicare RAC, increased 8.7% YOY » Medicaid Coordination of Benefits revenue increased 7.0% YOY » Effective tax rate of 44.8%2 2Q 2015 Financial Results Financial Performance Highlights Full Year Revenue Expectations Unchanged31 HMSY Q2 2015 Investor Presentation / August 7, 2015 1 1 Adjusted EPS is a non-GAAP measure. Adjusted EPS in the second quarter was negatively impacted by $0.01 per diluted share due to a higher than expected effective tax rate of 44.8% 2 Due to New NY City corporate tax code change which added ~$600,000 to tax expense in 2Q, partially offset by one-time Texas state tax benefit of ~$250,000 3 Projection unchanged pending potential revisions relating to changed circumstance with New Jersey TPL contract

2

2Q 2015 Financial Results

Condensed Consolidated Statements of Income

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	$ Change	% Change	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	$ Change	% Change	Trailing Twelve Months	Prior Twelve Months
Revenue without Medicare RAC	$ 113,039	$ 105,308	$ 7,731	7%	$ 221,047	$ 199,417	$ 21,630	11%	$ 442,843	$ 435,112
Medicare RAC revenue	3,895	7,253	(3,358)	(46%)	6,211	17,851	(11,640)	(65%)	10,372	13,730
Total revenue	116,934	112,561	4,373	4%	227,258	217,268	9,990	5%	453,215	448,842
Cost of services	84,319	80,980	3,339	4%	165,360	161,401	3,959	2%	332,902	329,563
Selling, general and administrative expenses	20,863	19,023	1,840	10%	42,165	35,512	6,653	19%	86,731	84,891
Total operating expenses	105,182	100,003	5,179	5%	207,525	196,913	10,612	5%	419,633	414,454
Operating income	11,752	12,558	(806)	(6%)	19,733	20,355	(622)	(3%)	33,582	34,388
Net interest expense and other income	(1,928)	(1,927)	(1)	0%	(3,871)	(3,982)	111	(3%)	(7,763)	(7,762)
Income before income taxes	9,824	10,631	(807)	(8%)	15,862	16,373	(511)	(3%)	25,819	26,626
Income taxes	4,406	4,593	(187)	(4%)	6,922	6,982	(60)	(1%)	12,323	12,510
Net income	$ 5,418	$ 6,038	$ (620)	(10%)	$ 8,940	$ 9,391	$ (451)	(5%)	$ 13,496	$ 14,116
Net income per diluted share	$ 0.06	$ 0.07	$ (0.01)	(14%)	$ 0.10	$ 0.11	$ (0.01)	(9%)	$ 0.15	$ 0.16
Weighted average common shares, diluted	88,908	88,092	816	1%	88,771	88,033	738	1%		
Diluted adjusted EPS	$ 0.13	$ 0.14	$ (0.01)	(7%)	$ 0.24	$ 0.24	$ -	0%	$ 0.41	$ 0.42

($ in thousands, except per share amounts)

HMSY Q2 2015 Investor Presentation / August 7, 2015

2Q Financial Results Market and Product Revenue 3 ($ in millions) Note: Due to rounding, sums of individual items may not equal totals HMSY Q2 2015 Investor Presentation / August 7, 2015 13Q2 13Q3 13Q4 14Q1 14Q2 14Q3 14Q4 15Q1 Total Revenue by Market State Government 53.2 49.7 52.1 52.0 55.1 60.1 58.7 59.8 Federal (without Medicare RAC) 4.7 4.3 4.5 4.1 4.0 5.2 4.3 4.5 Commercial 39.1 37.8 38.1 36.9 44.4 44.6 45.0 43.2 49.3 Other 2.0 2.9 1.6 1.1 1.8 2.6 1.4 0.5 2.1 Total Revenue without Medicare RAC 99.0 94.7 96.2 94.1 105.3 112.4 109.4 108.0 113.0 Medicare RAC 26.8 33.0 25.4 10.6 7.3 1.4 2.8 2.3 3.9 Total HMS Revenue 125.8 127.8 121.6 104.7 112.6 113.8 112.2 110.3 116.9 13Q2 13Q3 13Q4 14Q1 14Q2 14Q3 14Q4 Total Revenue by Product COB 71.3 67.0 65.8 66.8 77.6 86.6 81.6 83.3 83.0 PI (without Medicare RAC) 27.7 27.8 30.4 27.3 27.7 25.8 27.8 24.7 30.1 Total Revenue without Medicare RAC 99.0 94.7 96.2 94.1 105.3 112.4 109.4 108.0 113.0 Medicare RAC 26.8 33.0 25.4 10.6 7.3 1.4 2.8 2.3 3.9 Total HMS Revenue 125.8 127.8 121.6 104.7 112.6 113.8 112.2 110.3 15Q2 116.9 15Q2 15Q1 4.4 57.2

Medicaid Enrollment Growth New Medicaid Enrollment Through May 2015 4 1 CMS Medicaid & CHIP: May 2015 Monthly Applications, Eligibility Determinations and Enrollment Report, July 28, 2015. This analysis compares Medicaid enrollment reported through 5/31/15 to enrollment as of October 1, 2013, which was the beginning of marketplace open enrollment and the CMS baseline for measuring expansion. HMSY Q2 2015 Investor Presentation / August 7, 2015 11.5 million of 12.8 million new CMS-reported1 Medicaid lives are in HMS customer eligibility files Note: Map Source – Avalere Health Research

State Government Business Q2 State Government Sales* 5 New Business/ Expansion (3) Reprocurement (2) Extension (3) *Business representing over $250K in total contract value HMSY Q2 2015 Investor Presentation / August 7, 2015 New Business/ Expansion

» Massachusetts TPL extended for 21 months – until 12/31/16 » Florida – New five year TPL contract award received in June (includes option for the state to renew for up to five years) » Washington TPL – contract extended for one year - until 6/30/16 » Wisconsin Casualty – new one-year contract award received in April for 7/1/15 start (includes one-one year renewal option) » Wisconsin TPL – contract extended for one year - until 6/30/16 » Oklahoma TPL – new one-year contract award received in May for 7/1/15 start (includes five one year renewal options) » New Jersey TPL – award to competitor in protest process – current contract extended to September 29, 2015 » New York State TPL proposal submitted (7/13/15 due date) – current contract expires on 1/6/16 and projected award on 8/22/15 as per RFP » New Mexico TPL – new four year contract award received in June – start date TBD » Kansas TPL proposal submitted (1/21/15 due date) – current contract1 expires 6/30/17 » Illinois TPL proposal submitted (6/18/15 due date) – award to competitor, potential protest under review » Tennessee TPL RFP expected – current contract expires 1/31/16 1 HMS is a subcontractor to HP Enterprise Services HMSY Q2 2015 Investor Presentation / August 7, 2015 State Government Business 2015 Reprocurement Update 6

Commercial Business 2Q 2015 Commercial Growth » 0.8 million commercial lives added to the HMS commercial client base - total lives are over 85 million » HMS current commercial covering Note: Data as of June 30, 2015 HMSY 7, 2015 7 sold additional products to customers ring approximately 0.4 million lives une Q2 2015 Investor Presentation / August

2015 Financial Projections Expectations for Full Year Performance HMSY Q2 2015 Investor Presentation / August 7, 2015 8 » 7-9% Revenue growth, excluding Medicare RAC1 » 20% Commercial growth » Flat State revenue1, due primarily to unusually high level of cost avoidance work done in 2014 resulting from Medicaid expansion » Medicare RAC revenue of ~ $3 Million per quarter » Normalized full year tax rate of ~ 42%2 » Ongoing efforts to reduce costs and improve product yield to contribute to margin expansion Commercial Business is Key Driver of Expected 2015 Revenue Growth 1 Projection unchanged pending potential revisions relating to changed circumstance with New Jersey TPL contract 2 Based on projected pre-tax book income for 2015

Share Repurchase Program New Authorization Announced 9 » $75 million share repurchase program authorized by HMS Board of Directors » Open market or privately negotiated transactions authorized up to two years » Replaces buyback program which expired in October 2014

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